EXHIBIT 10.13

ACQUISITION AND PURCHASE AGREEMENT DATED AS OF

NOVEMBER 1, 2017 BY AND BETWEEN

TPT GLOBAL TECH, INC. AND

HOLLYWOOD RIVIERA LLC HRS MOBILE LLC

AND THEIR MEMBERS

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ACQUISITION AND PURCHASE AGREEMENT

This AGREEMENT, dated as of November 1, 2017 (the "Agreement" ; the "Effective Date"), is by and between TPT Global Tech, Inc. ("TPTG" or "Purchaser"), a Florida Corporation, and the members of Hollywood Riviera Studio LLC and HRS Mobile LLC ("Members") and Hollywood Riviera Studios, LLC, a California Limited Liability Company ("HRS"), HRS Mobile LLC, a California Limited Liability Company ("HRS Mobile"), (Members, HRS and HRS Mobile together are referred to as "Sellers").

WHEREAS, the Board of Directors of TPTG and the Manager of HRS and Managing Member of HRS Mobile have each approved the acquisition of 100% of the outstanding ownership interests of HRS and HRS Mobile (Purchased Interests) (the "Acquisition");

WHEREAS, those persons listed on Exhibit A are the Members of HRS and HRS Mobile and owners of the Purchased Interests; and

WHEREAS, this Agreement is intended to set forth the terms upon which the Purchased Interests will be acquired by TPTG.

NOW, THEREFORE, in consideration of the foregoing and to document the respective intentions, representations, warranties, covenants and agreements by and between the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I

THE CONSIDERATION

SECTION 1.01 Purchase and Sale of Purchased Interests. On the terms and subject to the conditions set forth in this Agreement, the Sellers agree to sell, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase, all of the Purchased Interests as further specified in Exhibit A.

SECTION 1.02 Consideration for Acquisition. The consideration deliverable at or before the Closing (as herein defined) by TPTG to the Sellers in consideration for all the Purchased Interests is as follows:

a)                                                                        Stock. The Purchaser shall issue an aggregate of 3,265,000 shares of restricted Common Stock of TPTG in the amounts and to the persons specified in Exhibit 1.02 (a) with the rights and privileges equal to the Common Stock of TPTG, and will be included in TPT's Form S-1 expected to be filed with the Securities and Exchange Commission in 2017, at no expense to the Sellers. Common Stock to be issued is not and shall not be subject to any restrictions greater than the restrictions on Common Stock owned by any officers or directors of TPTG to be included in the S-1.

b)                                                                        Cash. The Purchaser will pay $3,250,000 USD (Three Million Two Hundred Fifty Thousand Dollars), to pay down debt and make payments to the Members in partial consideration for the Purchased Interests, as specified on Exhibit 1.02(b) ("Cash Consideration"). Sellers shall be responsible for retiring the referenced debt in full out of the Cash Consideration, with any remaining amount available for distribution to the Members as agreed among themselves.

c)                     Audit. TPTG will pay for an external two-year audit of HRS and HRS Mobile to be conducted by a mutually agreed upon accounting firm, with such audit to be completed within 60 days of the Effective Date. Once the audits of HRS and HRS Mobile have been timely completed, the Purchaser will have 30 days to complete its financial obligations under Section 1.1          (a) and (b) to close the purchase of HRS and HRS Mobile. The failure of the audit firm to timely complete the audit shall not extend the date for the Closing, which shall take place no more than 90 days from the Effective

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Date or sooner if the audit is completed in less than 60 days.

SECTION 1.03 Acquisition

The Acquisition shall become effective at the Closing and upon the delivery to the Purchaser of all Membership Interests certificates (if any), assignments, and other instruments that may be necessary, desirable, or appropriate to transfer and assign to Purchaser all of the Purchased Interests, all in form and substance reasonably satisfactory to Purchaser, simultaneously with the delivery of the consideration and/or evidence of payment specified in paragraphs 1.0l(a), and (b) by TPTG to Sellers together with any other instruments that may be necessary, desirable, or appropriate to effectuate the terms of this Agreement.

ARTICLE II

TITLE AND LICENSING MATTERS

SECTION 2.01 Title

Each of the Sellers warrant and represent that to the best of their knowledge, except as otherwise disclosed, when delivered hereunder, their respective Purchased Interests will be free and clear of all liens and encumbrances whatsoever, and HRS and HRS Mobile each represent to the best of the knowledge of their respective Managers that, except as otherwise disclosed, the respective assets of HRS and HRS Mobile shall be free and clear of all liens and encumbrances, except for existing debt identified on Exhibit 1.02(b) which is to be retired pursuant to this Agreement and which otherwise may have a lien on assets, and the conveyance of the Purchased Interests will not trigger a default or be an event of default as to any other business aspect or matter involving HRS and HRS Mobile.

SECTION 2.02 Licensing Matters

(a)                   HRS and HRS Mobile shall maintain: (i) all licenses issued and administered by any regulatory authority. HRS and HRS Mobile covenant and agree to maintain such licenses through Closing.

(b)                  On the Closing Date, all licensing shall be in good standing, and, to the respective knowledge HRS and HRS Mobile's respective Managers, this transaction shall not jeopardize the licenses of acquiree, nor its material contracts with any vendors or customers. TPTG shall obtain

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and maintain any approvals necessary for the operations and license of HRS and HRS Mobile after Closing.

ARTICLE III

CLOSING

SECTION 3.01 Closing

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Acquisition (the "Closing") shall take place at the offices of HRS and HRS Mobile, located at 2740 California Street, Torrance CA 90503, as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VIII are satisfied, with an estimated closing on or before February 1, 2018, or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date") at which time the Purchased Interests and the remaining consideration identified in Section 1.01 shall be delivered and exchanged ("Closing Date").

SECTION 3.02 Extension of Date for Closing

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, in the event TPTG is unable to satisfy its obligation to timely provide the cash and other consideration on or before the Closing Date, the Sellers shall in their sole discretion have the option to extend the Closing Date by up to 60 days to provide TPTG additional time to satisfy such obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TPTG

Except as set forth in the applicable section of any disclosure schedule delivered by TPTG to Sellers prior to the execution of this Agreement (the "TPTG" Disclosure Schedule"), TPTG (on behalf of itself and each of its subsidiaries) represents and warrants to Sellers as follows:

SECTION 4.01 Organization ofTPTG; Authority

TPTG is an entity duly organized, validly existing, and in good standing under the laws of the State of Florida. TPTG has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party ("Transaction Documents"), to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties, and to conduct its business. The execution, delivery, and performance by TPTG of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of TPTG, including, without limitation , the approval of the board of directors of TPTG. The Transaction Documents have been duly executed and delivered and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of TPTG, enforceable against TPTG in accordance with their terms. TPTG has heretofore

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delivered or made available to Sellers complete and correct copies of the certificate of incorporation and by-laws of TPTG, as in effect as of the date of this Agreement, and TPTG is not in violation of its organizational documents.

SECTION 4.02 No Violation; Consents and Approvals

The execution and delivery by TPTG of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and TPTG's compliance and performance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of TPTG (b) any law applicable to TPTG or the property or assets of TPTG, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of TPTG under any contract to which TPTG is a party or by which TPTG or any assets of TPTG may be bound. No governmental approval is required to be obtained or made by or with respect to TPTG in connection with the execution and delivery of this Agreement or the consummation by TPTG of the transactions contemplated hereby.

SECTION 4.03 Litigation; Compliance with Laws

(a)                                                                      There are no claims, actions, suits, investigations or proceedings (" Proceedings") pending or, to the knowledge of TPTG, threatened against: (i) relating to or affecting TPTG, its business or its assets; or (ii) that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby or TPTG's operation of its business after Closing.

(b)                                                                      No such Proceeding has been threatened and, to the knowledge of Seller, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(c)                                                                      TPTG is not in default under any order, license, regulation or demand of any federal, state, or local court or other governmental agency with respect to any order, writ, injunction, or decree of any court or such agency.

(d)                                                                      TPTG has complied with, and is in compliance in all material respects with, all federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to TPTG, the operation of its business, and its assets, and all stock-based transactions, and fundraising activities (individually, a "Law" and collectively, "Laws"). TPTG has received no notice from any federal, state, or local court, agency, organization, or political subdivision (each, a "Governmental Entity") or other person of any violation of any Law. TPTG has obtained and holds all required permits, licenses, certificates of authority, orders, and approvals (collectively, "Licenses") of, and has made all filings, applications and registrations with, federal, state, local, or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted and the absence of which would have an adverse effect on such business. All such Licenses are in full force and effect and current. To the knowledge of TPTG, no suspension or cancellation of License is threatened, no violations are or have been recorded in respect of any such License, and no proceeding is pending, or, to the knowledge of "TPTG", threatened to revoke or limit any such License.

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SECTION 4.04 Capitalization of TPTG; Common Stock

(a)                                                                     As of date hereof: the authorized capital stock of TPTG consists of l ,000,000,000 shares of common stock, of which 136,953,904 shares were issued and outstanding. All of the outstanding shares of TPTG's common stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof a total of 100,000,000 preferred shares have been authorized of which 1,000,000 preferred shares have been designated as Series A Preferred Shares and are issued and outstanding, and 3,000,000 preferred shares have been designated as Series B Preferred Shares of which 2,588,693 are currently issued and outstanding.

(b)                                                                     If and when issued in accordance with the provisions hereof, all of the shares of underlying common stock to be issued to Members will be duly authorized and validly issued shares of TPTG, and will be fully paid and non-assessable. None of the shares of common stock will be issued in violation of the preemptive or preferential rights of any holder of TPTG's capital stock or in violation of the registration provisions of the Securities Act of 1933 or applicable state securities or blue sky laws. TPTG will have reserved a sufficient number of shares of common stock for the purpose of issuance pursuant to conversion features for any Preferred Stock.

(c)                                                                     Except for the conversion privileges of the issued and outstanding Series A and Series B Preferred, there are no outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements, or offers from the Company for such agreement, for the purchase or acquisition from the Company of any shares of its capital stock.

SECTION 4.05 Financial Statements & Books and Records of TPTG

(a)                                                                      TPTG has delivered to Sellers copies of its Financial Statements. The Financial Statements fairly present the financial condition and the results of operations of TPTG at the respective dates of and for the periods referred to in such financial statements. "Financial S tatements" means: the audited balance sheet of Purchaser as of the most recent year-end and unaudited balance sheet as of the most recent quarter-end, and the related audited and unaudited statements of income and cash flows for the periods then ended (including the notes thereto).

(b)                                                                     Except as set forth in the Financial Statement or on the Schedule of Exceptions, Seller has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for current liabilities incurred in the ordinary course of business since the respective dates thereof.

(c)                                                                      The books of account, minute books, stock record books and other records of Purchaser, all of which have been made available to Sellers, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

SECTION 4.06 Condition and Sufficiency of TPTG Assets and Intellectual Property.

The assets of TPTG are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are

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not material in nature or cost. The assets are sufficient for the continued conduct of Purchaser's business after the Closing in substantially the same manner as conducted prior to the Closing. TPTG has sufficient title to and ownership of, or other rights to use, all intellectual property for its business as now conducted and, to the best of its knowledge as presently planned to be conducted ("Intellectual Property Assets"), without any material conflict with or infringement of the rights of others, except where such failures or conflicts would not reasonably be expected to have a material adverse effect on its business.

SECTION 4.07 Taxes.

TPTG has filed or caused to be filed on a timely basis, all tax returns relating to its business that are or were required to be filed by it pursuant to applicable legal requirements, except for the Federal and applicable State income tax returns for 2015 and 2016 which are in the process of being prepared currently and will be filed within 60 days. TPTG has paid, or made provision for the payment of, all taxes that have or may become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by TPTG. The tax returns of TPTG have not been examined (nor are they currently in the process of being examined) by the IRS or any other tax authority for any of the past five (5) years, and such tax returns constitute a complete and accurate representation of the tax liabilities of TPTG, and any combined, consolidated or unitary group of which TPTG is or was a member. The charges, accruals and reserves with respect to taxes on the books of TPTG are adequate and are at least equal to TPTG's liability for such taxes. There exists no proposed tax assessment against TPTG except as disclosed in the Financial Statements. No consent to the application of Section 341(£)(2) of the JRC has been filed with respect to any property or assets held, acquired or to be acquired by TPTG. All Taxes that TPTG is or was required by legal requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person. All tax returns filed by TPTG are true, correct and complete. There are no liens for taxes (other than for current taxes not yet due and payable) or any of the Assets. There is no tax sharing agreement that will require any payment by TPTG after the date of this Agreement.

SECTION 4.08 No Material Adverse Change

(a)                                                                        Since the date of the Financial Statements, there has not been any material adverse change in TPTG's business, operations, properties, prospects, or assets, and no event has occurred or circumstance exists that may result in such a material adverse change.

(b) Since the date of the Financial Statements, TPTG has conducted its business only in the ordinary course of business and there has not been any: (iii) damage to or destruction or loss of any of the Assets, whether or not covered by insurance; (iv) entry into, termination of or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or any contract or transaction involving a total remaining commitment by or to TPTG of at least $10,000; (v) sale (other than sales of inventory in the ordinary course of business), lease or other disposition of any material asset or property of TPTG or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of TPTG, including the sale, lease or other disposition of any of the Intellectual Property Assets (defined above in Section 4.05); (vi) cancellation or waiver of any claims or

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rights with a value in excess of $10,000; (viii) agreement, whether oral or written, by TPTG to do any of the foregoing.

SECTION 4.09 No Defaults in Material Contracts

Except as disclosed in the Schedule of Exceptions or disclosed in the financial statements, each material contract to which TPTG is a party to is a valid and binding agreement of TPTG and is in full force and effect, and neither TPTG nor any other party thereto is in default in any material respect thereunder.

SECTION 4.10 Relationships With Related Persons

No Related Person of TPTG has had any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the business and operation of TPTG. No Related Person of TPTG has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has (i) had business dealings or a material financial interest in any transaction with TPTG other than business dealings or transactions conducted in the Ordinary course of business with TPTG at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in competition with TPTG with respect to any line of the products or services of TPTG (a "Competing Business") in any market presently served by TPTG except for less than one percent (1%) of the outstanding capital stock of any competing business that is publicly-traded on any recognized exchange or in the over-the-counter market. No Related Person of TPTG or any Shareholder is a party to any contract with, or has any claim or right against, TPTG including but not limited to any indebtedness to or from TPTG in an amount greater than $5,000, except as disclosed in the financial statements. The term "Related Person" includes any employee, contractor, shareholder, officer or director of the Company or member of his or her immediate family.

SECTION 4.11 Sophisticated Purchaser; Restricted Securities

TPTG is an informed and sophisticated buyer and has engaged expert advisors, experienced in the evaluation and purchase of businesses such as the business of Sellers. TPTG has undertaken such investigations and has been provided with and has evaluated such documents and information as it has deemed necessary to enable TPTG to make an informed decision with respect to the execution, delivery and performance of this Agreement. TPTG acknowledges that Sellers have made no representation or wan-anty as to the prospects, financial or otherwise, of Sellers' business. Purchaser agrees to accept Sellers' business as it exists on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or wan-anties of any nature made by or on behalf of or imputed to Sellers, except as expressly made in this Agreement. TPTG also understand that the Membership Interests being acquired are characterized as "restricted securities" under the federal and state securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under only in certain limited circumstances. In the absence of an effective registration statement covering the securities or an available exemption from registration under the Act, these securities must be held indefinitely.

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SECTION 4.12 No Brokers or Finders

Neither TPTG nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, consulting fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for TPTG, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees TPTG would be required to pay.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HRS

Except as set forth in the applicable section of the disclosure schedule, if any, delivered by HRS to TPTG prior to the Closing of this Agreement (the "HRS Disclosure Schedule"), HRS represents and warrants to TPTG, based on the actual knowledge and belief of its Manager after reasonable inquiry, as follows:

SEC TION 5.0 I Organization of HRS; Authority

HRS is an LLC duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. HRS has full legal authority to own, operate, and conduct their business in California. The execution, delivery, and performance by HRS of the Transaction Documents and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary member actions on the part of HRS. The Transaction Documents have been duly executed and delivered, and, assuming that the Transaction Documents constitute a valid and binding obligation of TPTG, they shall also constitute a valid and binding obligation of HRS enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws or equitable principles affecting creditors' rights generally and subject to general equitable principles which may limit the enforcement of certain remedies. HRS is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the business is conducted except where the failure to obtain such qualification would not have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of HRS, taken as a whole. HRS has herewith delivered or made available to TPTG complete and correct copies of the articles of organization in effect as of the date of this Agreement. HRS is not in violation of its organizational document s.

SECTION 5.02 No Violation; Consents and Approvals

The execution and delivery by HRS of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of organization of HRS, or (b) any Laws applicable to HRS or the business of HRS.

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HRS warrants and represents that, to the best of its knowledge and belief, the financial books, records, contracts, bank statements, and payroll records provided to TPTG and to be provided in connection with this transaction were prepared in the ordinary course of business and are true and accurate in all material respects.

SECTION 5.03 Litigation; Compliance with Laws

(a)                                                                        There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of HRS, threatened against, relating to or affecting HRS, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of HRS in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against HRS, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of HRS in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b)                                                                       HRS has complied and is in compliance in all material respects with all Laws applicable to HRS, its business or its assets. HRS has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets.

SECTION 5.04 Capital of HRS and Ownership Thereof

The total issued and outstanding ownership interests of HRS consist of ownership interests as shown on Exhibit A hereto, of which each person listed on such exhibit is the sole owner, free and clear of all liens and encumbrances whatsoever of the interests thereupon shown, other than liens which will be extinguished through the retirement of debt at or before Closing, and that such Members have unrestricted authority to sell and convey the HRS interests.

SECTIO N 5.05 No Implied Warranties and Representations

(a)                                                                      Excluding the representations set forth in (b) below, TPTG acknowledges that HRS is not making any representations or warranties, written or oral or express or implied, of any nature whatsoever except as specifically set forth in Article V and no other statements, documents, or communications (including any projections or forecasts relating to the business of HRS that may be made or provided, or have been made or provided), may be relied upon by TPTG, and no such statement, document, or communication shall be deemed to be a representation or warranty of HRS for any purpose. Without limiting the foregoing, HRS is making no representations as to the future performance or prospects the of either company, and is making no representations or warranties of any kind, express or implied, either oral or written, with respect to the physical condition or value of either Company's assets including without limitation warranties of merchantability or fitness for a particular purpose of such assets or with respect to the condition thereof. Further, the business conducted by HRS is by its nature subject to substantial fluctuations and HRS reserves the right between the Effective Date and the Closing to alter, change or consolidate its current operations, staffing and asset mix in response to fluctuations in its business including its customer base, level of bookings and associated projections.

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(b)                                                                       HRS warrants and represents that, to the best of its knowledge and belief, the financial books, records, contracts, bank statements, and payroll records provided to TPTG and to be provided in connection with this transaction were prepared in the ordinary course of business and are true and accurate in all material respects. HRS covenants and agrees that it will execute such representation letters as the auditor may reasonably require to complete an audit of HRS, to facilitate SEC financial statement compliance by TPTG after the closing of the acquisition of HRS.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF HRS MOBILE

Except as set forth in the applicable section of the disclosure schedule, if any, delivered by HRS Mobile to TPTG prior to the Closing of this Agreement (the "HRS Mobile Disclosure Schedule"), HRS Mobile represents and warrants to TPTG, based on the actual knowledge and belief of the Manager of its Managing Member after reasonable inquiry, as follows:

SECTION 6.01 Organization of HRS Mobile; Authority

HRS Mobile is an LLC duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. HRS Mobile has full legal authority to own, operate, and conduct their business in California. The execution, delivery, and performance by HRS Mobile of the Transaction Documents and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary member actions on the part of HRS Mobile. The Transaction Documents have been duly executed and delivered, and, assuming that the Transaction Documents constitute a valid and binding obligation of TPTG, they shall also constitute a valid and binding obligation of HRS Mobile enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws or equitable principles affecting creditors' rights generally and subject to general equitable principles which may limit the enforcement of certain remedies. HRS Mobile is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the business is conducted except where the failure to obtain such qualification would not have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of HRS Mobile, taken as a whole. HRS Mobile has herewith delivered or made available to TPTG complete and correct copies of the ai1icles of organization in effect as of the date of this Agreement. HRS Mobile is not in violation of its organizational documents.

SECTION 6.02 No Violation; Consents and Approvals

The execution and delivery by HRS Mobile of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of organization of HRS Mobile, or (b) any Laws applicable to HRS Mobile or the business of HRS Mobile.

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HRS Mobile warrants and represents that, to the best of its knowledge and belief, the financial books, records, contracts, bank statements, and payroll records provided to TPTG and to be provided in connection with this transaction were prepared in the ordinary course of business and are true and accurate in all material respects.

SECTION 6.03 Litigation; Compliance with Laws

(a)                                                                     There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of HRS Mobile, threatened against, relating to or affecting HRS Mobile, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of HRS Mobile in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against HRS Mobile, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of HRS Mobile in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b)                                                                     HRS Mobile has complied and is in compliance in all material respects with all Laws applicable to HRS Mobile, its business or its assets. HRS Mobile has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets.

SECTION 6.04 Capital of HRS Mobile and Ownership Thereof

The total issued and outstanding ownership interests of HRS Mobile consist of ownership interests as shown on Exhibit 5.04 hereto, of which each person listed on such exhibit is the sole owner, free and clear of all liens and encumbrances whatsoever of the interests thereupon shown, other than liens which will be extinguished through the retirement of debt at or before Closing, and that such Members have unrestricted authority to sell and convey the HRS Mobile interests.

SECTION 6.05 No Implied Warranties and Representations

(a)                                                                     Excluding the representations set forth in (b) below, TPTG acknowledges that HRS Mobile is not making any representations or warranties, written or oral or express or implied, of any nature whatsoever except as specifically set forth in Article VI and no other statements, documents, or communications (including any projections or forecasts relating to the business of HRS Mobile that may be made or provided, or have been made or provided), may be relied upon by TPTG, and no such statement, document, or communication shall be deemed to be a representation or warranty of HRS Mobile for any purpose. Without limiting the foregoing, HRS Mobile is making no representations as to the future performance or prospects the of either company, and is making no representations or warranties of any kind, express or implied, either oral or written, with respect to the physical condition or value of either Company's assets including without limitation warranties of merchantability or fitness for a particular purpose of such assets or with respect to the condition thereof. Further, the business conducted by HRS Mobile is by its nature subject to substantial fluctuations and HRS Mobile reserves the right between the Effective Date and the Closing to alter, change or consolidate its current operations, staffing and asset mix in response to fluctuations in its business including its customer base, level of bookings and associated projections.

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(b)                                                                       HRS Mobile warrants and represents that, to the best of its knowledge and belief: the financial books, records, contracts, bank statements, and payroll records provided to TPTG and to be provided in connection with this transaction were prepared in the ordinary course of business and are true and accurate in all material respects. HRS Mobile covenants and agrees that it will execute such representation letters as the auditor may reasonably require to complete an audit of HRS Mobile, to facilitate SEC financial statement compliance by TPTG after the Closing of the acquisition of HRS Mobile.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01 Access to Information

From the date hereof until the Closing Date or the earlier termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents such reasonable information related to this Agreement and performance hereunder. HRS and HRS Mobile shall provide to TPTG full access, upon reasonable notice and during normal business hours, to information on the business of HRS and HRS Mobile and their respective assets and liabilities. TPTG shall provide Sellers with full access, upon reasonable notice and during normal business hours, to information on the business of TPTG and all relevant documents, records and other information concerning the business, finances, and properties of such party and its subsidiaries and that HRS and HRS Mobile and their counsel, accountants, representatives and agents, may reasonably request. Any due diligence which TPTG or its agents and representatives desire to conduct at HRS and HRS Mobile's facility shall only be done at such times as TPTG and Sellers may mutually agree. TPTG shall not contact any employees, contractors, customers or vendors of Seller without Seller's approval, which it shall not unreasonably withhold or delay. Seller shall have the right to have a representative present at any meeting with employees, contractors, customers or vendors. Seller shall not be required to grant access that is prohibited by law. No investigation pursuant to this Section 7.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition , it being understood that the investigation will be made for the purposes, among others, of the board of directors (or Manager) of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party; provided, however, that in the course of performing its investigations, if a party discovers information which renders a representation or warranty inaccurate, such party shall inform the other party of such discovery. In the event of the termination of this Agreement, each party will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement , and any copies thereof (except for copies of documents publicly available) which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

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SECTION 7.02 Legal Conditions to Transaction; Reasonable Efforts

The parties shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Transaction and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Transaction. The parties will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the parties in connection with the Transaction or the taking of any action contemplated thereby or by this Agreement.

SECTION 7.03 Certain Filings

Each party shall cooperate with the other in (a) connection with the preparation of an announcement or required filings, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the transaction.

SECTION 7.04 Public Announcements and Filings

Seller and Purchaser shall consult with each other and must agree as to the timing, content, and form before issuing any press release or other public disclosure related to this Agreement or the transaction contemplated by this Agreement. However, this does not prohibit either of them from making a public disclosure if such disclosure is required, in the opinion of counsel, by applicable Law, provided prior notice is given to the other party.

SECTION 7.05 Tax Matters

No representation is made with regard to the tax implications of the agreement for any entity or investor.

SECTION 7.06 Supplements to Schedules

Prior to the Closing, all parties will supplement or amend any exhibit, schedule, or disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such exhibit, disclosure schedule, if any. No supplement to or amendment of the disclosure schedule made pursuant to this Section 7.06 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

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Without limiting the foregoing, each party shall give detailed written notice to the other party within five (5) business days of learning of the occurrence of any events that would (i) render any information contained in the representations and warranties of such party herein or any of the Schedules hereto to be incomplete or incorrect because of an event occurring after the date of delivery of this Agreement or the Schedules, or (ii) cause or constitute a material breach by such party, or would have caused a material breach by such party had such event occurred or been known to such party prior to the date hereof, of any of the representations or warranties of such party contained in this Agreement or in any of the Schedules.

SECTION 7.07 No Contact of Third Parties

Neither party, nor any of its officers, directors, employees, contractors, agents, representatives, or attorneys shall contact any supplier, vendor, customer, client, or employee of the other party without prior written consent and then, only to the extent and in the manner mutually agreed to by the parties.

ARTICLE VIII

CONDITIONS OF THE CLOSING

SECTION8.01 Conditions to Each Party's Obligation to Effect the Transaction

The respective obligations of each party to close the Transaction contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following condition, which may be waived, in whole or in part to the extent permitted by applicable Law. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Transaction or any transaction contemplated by this Agreement; provided, however, that the parties shall use reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 8.02 Additional Conditions of Obligations of TPTG

The obligation of TPTG to effect the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by TPTG:

(a)                                                                 Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects, except for those representations and warranties otherwise qualified, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. None of the representations or warranties omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

(b)                                                                 Performance of Obligations of Sellers. Sellers shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

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(c)                                                                      No Material Adverse Change. From the date hereof through and including the Closing, no event shall have occurred which would have a Material Adverse Effect on the assets and/or financial condition of HRS and HRS Mobile. For purposes hereof, "Material Adverse Effect" means a change, effect, condition or circumstances that, in the reasonable judgment of TPTG, is, or could reasonably be expected to be, material and adverse to the business, operations, assets, liabilities, financial condition, value, ability to deliver services, operating results, cash flow, net worth or customer or provider relations of HRS and HRS Mobile, or otherwise materially adversely affecting the ability of Sellers to consummate the Transactions except for any such changes or effects resulting, directly or indirectly, from (i) the public announcement of, or performance of the Transactions (including any action or inaction by HRS and HRS Mobile's customers, suppliers, employees or competitors), (ii) changes in GAAP or any applicable Law, (iii) changes in the industry in which HRS and HRS Mobile operates, (iv) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity, (v) material adverse changes in general economic conditions or the financial or securities markets generally, (vi) material adverse changes in the business, assets and/or financial condition of HRS and HRS Mobile based on fluctuations in their respective customer bases, levels of bookings and/or associated projections and/or any associated alteration, change or consolidation of current operations, staffing and/or asset mix in response to such fluctuations, or (vii) any adverse change or effect that is cured by Members and/or HRS and HRS Mobile prior to the Closing.

(d)                                                                     Third Party Consents. Sellers shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or Governmental Authorities in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

(e)                                                                      Deliveries. At the Closing, Sellers shall have delivered to TPTG true, correct and complete copies of resolutions duly and validly adopted by the Manager/Managing Member and each of the Members of HRS and HRS Mobile evidencing both the agreement of each of the Members and the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Manager dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

(f)                                                                      Other Certificates and Evidence. Sellers shall have delivered to TPTG certificates certifying and other reasonable proof of: (i) the good standing of HRS and HRS Mobile, dated not more than ten (10) days prior to the Closing Date; (ii) tJ.ue and complete copies of the Organizational Documents of HRS and HRS Mobile as of the Closing Date; (iii) the representations and warranties of the Sellers contained in Article V shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date; and (iv) that all conditions specified in this this Agreement above have been fulfilled and certifying that Seller has obtained all required third-party consents.

(g)                                                                     The Purchased Interests. Members shall assign and convey the Purchased Interests free and clear of all liens and encumbrances, at Closing.

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(h)                                                                     Due Diligence and financial information. HRS and HRS Mobile shall have provided all due diligence materials and such financial books and records as reasonably requested by TPTG in connection with this Agreement and the associated Transaction including TPTG' s obligation to pay for an audit for the preceding two (2) years, and TPTG shall have been satisfied with such due diligence in TPTG's sole discretion on or before 60 days after the Effective Date.

(i) Legal Opinion. HRS and HRS Mobile shall have delivered to TPTG a legal opinion from the Law Offices of James J. Hevener, PC, counsel to HRS and HRS Mobile, containing an opinion reasonably satisfactory to TPTG.

(i) Performance. All of the covenants and obligations that Sellers and each of the Members are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, considered collectively, and each of these covenants and obligations, considered individually, must have been duly perfom1ed and complied with in all material respects. Each item required to be delivered by Seller and each Member must have been delivered, and each of the other covenants and obligations must have been performed and complied with in all respects.

SECTION 8.03 Additional Conditions of Obligations of Sellers

The obligation of the Sellers to close the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by the Sellers:

(a)                                                                      Representations and Warranties. The representations and warranties of TPTG set forth in this Agreement shall be true and correct in all material respects, except for those representations and warranties otherwise qualified, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. None of the representations or warranties omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

(b)                                                                      Performance of Obligations of TPTG. TPTG shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)                                                                      No Material Adverse Change. From the date hereof through and including the Closing, no event shall have occurred which would have a Material Adverse Effect on the assets and/or financial condition of TPTG. For purposes hereof, "Material Adverse Effect" means a change, effect, condition or circumstances that, in the reasonable judgment of the Sellers, is, or could reasonably be expected to be, material and adverse to the business, operations, assets, liabilities, financial condition, value, ability to deliver services, operating results, cash flow, net worth or customer or provider relations of TPTG, or otherwise materially adversely affecting the ability of TPTG to consummate the Transactions except for any such changes or effects resulting, directly or indirectly, from (i) the public announcement of, or performance of the Transactions (including any action or inaction by TPTG's customers, suppliers, employees or

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competitors), (ii) changes in GAAP or any applicable Law, (iii) changes in the industry in which TPTG operates, (iv) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity, (v) material adverse changes in general economic conditions or the financial or securities markets generally, or (vi) any adverse change or effect that is cured by TPTG prior to the Closing, but only to the extent any such change described in clauses (ii) through (v) is not specifically related to or disproportionately impacts TPTG.

(d)                                                                      Third Party Consents. TPTG shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or Governmental Authorities in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

(e)                                                                      Deliveries. At the Closing, TPTG shall have delivered to Sellers: (i) duly issued and authorized Series B Preferred Shares to the persons in the denominations set forth on Exhibit A hereto.

(f)                                                                       Due Diligence and financial information . TPTG shall have provided all due diligence materials and such financial books and records as reasonably requested by the Sellers, and the Sellers shall have been satisfied with such due diligence in the Sellers' sole discretion on or before the Closing Date.

(g)                                                                      Audit. The Sellers shall have completed within 60 Days of the Effective Date, at TPTG's expense, the external two-year audit of HRS and HRS Mobile to be conducted by a mutually agreed upon accounting firm.

(h)	Financing Commitment Letters. TPTG shall have provide to the Sellers, within

60 days of the Effective Date, financing commitment letters or other evidence reasonably satisfactory to the Sellers in their sole discretion, of the ability of TPTG to close the Transaction, including making the Cash Consideration payments specified in Section 1.02(b) on or before the Closing Date.

(i)                                                                        OTC Requirements. Within 30 days of the Effective Date and at all times thereafter through Closing, TPTG shall make the required disclosures necessary for TPTG to meet and maintain at least the "OTC Pink Current" designation or better of the "Pink Open Market" of the OTC Markets Group consistent with its "Pink Basic Disclosure Guidelines."

(k)                                                                        Nichols Employment Agreement. Contemporaneous with Closing, TPTG shall have entered into an employment agreement, executed and delivered by Rolando Nichols ("Nichols" ), containing the terms and conditions set forth in Exhibit 8.03(k) hereto (the "Nichols Employment Agreement")

(1)                                                                           Other Certificates and Evidence. TPTG shall have delivered to Sellers certificates certifying and other reasonable proof of: (i) the good standing of TPTG, dated not more than ten (10) days prior to the Closing Date; (ii) true and complete copies of the Organizational Documents of TPTG as of the Closing Date; (iii) the representations and warranties of the TPTG contained in Article VI shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date; and (iv) that all conditions specified in this this Agreement above have been fulfilled and certifying that TPTG has obtained all required third- party consents.

(m) Legal Opinion. TPTG shall have delivered to Sellers a legal opinion from _______________, counsel to TPTG, containing an opinion reasonably satisfactory to Sellers.

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(n) Performance. All of the covenants and obligations that TPTG is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, considered collectively, and each of these covenants and obligations, considered individually, must have been duly performed and complied with in all material respects. Each item required to be delivered by TPTG must have been delivered, and each of the other covenants and obligations of TPTG must have been performed and complied with in all respects.

ARTICLE IX

TERMINATION

SECTION 9.01 Termination

This Agreement may be terminated at any time prior to closing, by TPTG or Sellers as set forth below:

(a)                                                                        by mutual consent of the board of directors of TPTG and the Manager of HRS and Managing Member of HRS Mobile; or

(b)                                                                        by TPTG upon written notice to Sellers, if any condition to the obligation of TPTG to close contained in Article VIII hereof or otherwise has not been timely satisfied (unless such failure is the result of TPTG's breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of its duties and obligations hereunder); or

(c)                                                                        by Sellers upon written notice to TPTG, if any condition to the obligation of Sellers to close contained in Article VIII hereof or otherwise has not been timely satisfied (unless such failure is the result of Sellers' breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of their duties and obligations hereunder); or

(d)                                                                       by TPTG or Sellers, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree, or injunction or taken any other action restraining, enjoining, or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and non-appealable.

SECTION 9.02 Effects of Termination

In the event of any termination of this Agreement as provided in Section 9.01 of this Agreement, this Agreement shall forthwith become wholly void and of no further force and effect (other than as expressly or by their nature provided, including applicable sections of

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Article X and Article XI, which shall remain in full force and effect); provided that nothing herein shall relieve any party from liability for breaches of this Agreement prior to its termination.

SECTION 9.03 Fees, Costs and Expenses

Whether or not the Transaction is consummated, all legal, due-diligence, audit and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost and expense. Notwithstanding the above, the deposit provided by TPTG not refundable if this Agreement is terminated by either party prior to Closing (unless such termination is the result of Sellers' breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of its duties and obligations hereunder).

ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

POST-CLOSING CONDITIONS AND COVENANTS

SECTION 10.01 Survival of Representations and Warranties

All of the covenants, agreements, and obligations of the parties shall by their terms survive the Closing, and the representations and warranties of the parties set forth in this Agreement shall survive the Closing for a period of twelve months except for fundamental representations including capitalization, lack of broker involvement , good standing, enforceability and authority to transact business which shall survive for the duration of the applicable statutes of limitation.

SECTION 10.02 Indemnifications

(a)                                                                      TPTG Indemnity Obligations. TPTG shall indemnify Sellers against and save and hold Sellers and their heirs, estates, legatees, devisees, legal and personal representatives, successors and assigns (collectively the "HRS Indemnified Parties") forever harmless from any and all accounts, actions, assessments , causes of action, claims, contracts, controversies, costs, covenants, damages, debts, demands, disbursements, expenses, interest, liabilities, losses, judgments, penalties, promises and suits whatsoever (including without limitation punitive and consequential damages), including all reasonable attorneys' fees and expenses of counsel, and other reasonable expenses incurred by an Indemnified Party in connection with the investigation of, preparation for, or defense of, any pending or threatened claim, action or proceeding, whether or not resulting in any liability and whether or not such Indemnified Party is a party, which fees and expenses shall be paid or reimbursed by TPTG as they are incurred by the Indemnified Party), imposed upon, incurred or sustained by, or asserted against an Indemnified Party, as a result of or arising out of or by virtue of:

(i)                                                                        TPTG's operation of HRS and HRS Mobile or its use of the assets (including the licenses)

(ii) Any breach of any representation or warranty made by TPTG to Sellers herein or in any agreement, document or instrument executed and delivered pursuant hereto or in connection herewith; and

(iii)                                                                  The failure of TPTG to comply with, or the breach by TPTG of, any of the covenants of this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection herewith, to be performed by TPTG (including, without limitation, this Section 9.02(a).

The Indemnified Party shall give TPTG written notice of any matter hereby indemnified against, and TPTG shall satisfy, pay and discharge any and all of an Indemnified Party's above- described claims , demands, damages, costs, expenses, etc. under this indemnity within ten (10 days of the sending of said notice. In the event that the matter indemnified hereunder involves an action at law or in equity against an Indemnified Party by a Yd party, or any type of quasi- judicial, administrative or other type of proceeding against an Indemnified Party by a 3rd party, the Indemnified Party shall promptly give TPTG written notice of said matter. TPTG may and, upon the Indemnified Party's request, shall at TPTG's expense, resist and defend such matter by counsel selected by TPTG and reasonably

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approved by the Indemnified Party. The appearance of an Indemnified Party in any such defense shall not constitute a waiver of its right to require TPTG to fulfill its obligations under this indemnity. An Indemnified Party shall provide such information and cooperation as TPTG shall reasonably request, and TPTG shall satisfy, pay and discharge any and all judgments and fines that may be recovered against an Indemnified Party in any such action or actions.

(b)                                                                    HRS Indemnity Obligations. HRS Members shall defend and indemnify TPTG, its officers, directors, Members, employees, agents, representatives, successors and assigns (collectively, the "TPTG Indemnified Parties"), and save and hold the Indemnified Parties forever harmless from and against any and all accounts, actions, assessments, causes of action, claims, contracts, controversies, costs, covenants, damages, debts, demands, disbursements, expenses, interest, liabilities, losses, judgments, penalties, promises and suits whatsoever (including without limitation punitive and consequential damages), including all reasonable attorneys' fees and expenses of counsel, and other reasonable expenses incurred by an Indemnified Party in connection with the investigation of, preparation for, or defense of, any pending or threatened claim, action or proceeding, whether or not resulting in any liability and whether or not such Indemnified Party is a party, which fees and expenses shall be paid or reimbursed by HRS Members as they are incurred by the Indemnified Party), imposed upon, incurred or sustained by, or asserted against TPTG, and/or its officers, directors, Members, employees, agents, successors or assigns, as a result of or arising out of or by virtue of:

(i)                                                                     The operation of HRS or use of its assets prior to the Closing Date;

(ii)                                                                   Any breach of any representation or warranty made by HRS to TPTG herein or in any agreement, document, or instrument executed and delivered pursuant hereto or in connection herewith;

(iii)	The failure of HRS to comply with, or the breach by HRS of, any of the covenants and agreements set forth in this Agreement or in any agreement, document or instrument
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executed and delivered pursuant hereto or in connection herewith, to be performed by HRS (including, without limitation, this Section 10.02(b)).

TPTG shall give HRS Members written notice of any matter hereby indemnified against, and HRS Members shall satisfy, pay and discharge any and all of TPTG's above-described claims, demands, damages, costs, expenses, etc. under this indemnity within ten (10) days of the sending of said notice. In the event that the matter indemnified hereunder involves an action at law or in equity against TPTG by a 3rd patty , or any type of quasi-judicial, administrative or other type of proceeding against TPTG by a 3rd party, TPTG shall promptly give HRS Members written notice of said matter. HRS Members may and, upon TPTG's request, shall at HRS

Member's expense, resist and defend such matter by counsel selected by HRS Members and reasonably approved by TPTG. The appearance of TPTG in any such defense shall not constitute a waiver of its right to require HRS Members to fulfill their obligations under this indemnity. TPTG shall provide such information and cooperation as HRS Members shall reasonably request, and HRS Members shall jointly and severally satisfy, pay and discharge any and all judgments and fines that may be recovered against TPTG in any such action or actions.

(c)                                                                         HRS Mobile Indemnity Obligations. HRS Mobile Members shall defend and indemnify TPTG, its officers, directors, Members, employees, agents, representatives, successors and assigns (collectively, the "TPTG Indemnified Parties"), and save and hold the Indemnified Parties forever harmless from and against any and all accounts, actions, assessments, causes of action, claims, contracts, controversies, costs, covenants, damages, debts, demands, disbursements, expenses, interest, liabilities, losses , judgments, penalties, promises and suits whatsoever (including without limitation punitive and consequential damages), including all reasonable attorneys' fees and expenses of counsel, and other reasonable expenses incurred by an Indemnified Party in connection with the investigation of, preparation for, or defense of, any pending or threatened claim, action or proceeding, whether or not resulting in any liability and whether or not such Indemnified Party is a party, which fees and expenses shall be paid or reimbursed by Sellers as they are incurred by the Indemnified Party), imposed upon, incurred or sustained by, or asserted against TPTG, and/or its officers, directors, Members, employees, agents, successors or assigns, as a result of or arising out of or by virtue of:

(i)                                                                          The operation of HRS Mobile or use of its assets prior to the Closing Date;

(ii)                                                                        Any breach of any representation or warranty made by HRS Mobile to TPTG herein or in any agreement, document, or instrument executed and delivered pursuant hereto or in connection herewith;

(iii)                                                                      The failure of HRS Mobile to comply with, or the breach by HRS Mobile of, any of the covenants and agreements set forth in this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection herewith, to be performed by HRS Mobile (including, without limitation, this Section10.02(c)).

TPTG shall give HRS Mobile Members written notice of any matter hereby indemnified against, and HRS Mobile Members shall satisfy, pay and discharge any and all of TPTG's above- described claims, demands, damages, costs, expenses, etc. under this indemnity within ten (10) days of the sending of said notice. In the event that the matter indemnified hereunder involves

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an action at law or in equity against TPTG by a 3rd party, or any type of quasi-judicial, administrative or other type of proceeding against TPTG by a 3rd party, TPTG shall promptly give HRS Mobile Members written notice of said matter. HRS Mobile Members may and, upon TPTG's request, shall at HRS Mobile Members' expense, resist and defend such matter by counsel selected by HRS Mobile Members and reasonably approved by TPTG. The appearance of TPTG in any such defense shall not constitute a waiver of its right to require HRS Mobile Members to fulfill their obligations under this indemnity. TPTG shall provide such information and cooperation as HRS Mobile Members shall reasonably request, and HRS Mobile Members shall jointly and severally satisfy, pay and discharge any and all judgments and fines that may be recovered against TPTG in any such action or actions.

(d)                                                                         The indemnity obligation of each of the HRS Members and HRS Mobile Members, individually, shall be capped at the amount of cash consideration provided to each Member by TPTG pursuant to Section 1.0l(c) and as specified in Exhibit 1.02(c), shall be allocated on a pro rata basis , shall only be triggered if the aggregate amount claimed exceeds Twenty Five Thousand Dollars ($25,000) in which case only the excess shall be indemnified, and shall exclude claims resulting from the negligent, willful or wrongful conduct of the TPTG Indemnified Parties. The foregoing indemnity obligations set forth the exclusive rights and remedies of the TPTG Indemnified Parties and the exclusive obligations of the HRS Members and the HRS Mobile Members, individually and collectively, with respect to any claims, matters of indemnification, or other matters arising out of or related to this Agreement regardless of any otherwise applicable cumulative remedies provisions.

SECTION 10.03 HRS and HRS Mobile As Division of TPTG

HRS and HRS Mobile shall be operated as a separate division of TPTG for a minimum of two years after the Closing.

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ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Notices

Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

if to TPTG to:

TPT Global Tech, Inc.

501 W. Broadway Suite 800

San Diego, CA 92101

with a copy to:

Michael Littman

7609 Ralston Road

Arvada, Colorado 80002

Fax (303)431-1567

if to Sellers to:

HRS and HRS Mobile care of:

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Rolando Nichols

2740 California St.

Torrance Ca. 90503

with a copy to:

Law Office of James J. Hevener, PC

3520 Coolheights Drive

Rancho Palos Verdes, CA 90275

jjh@hevenerlaw.com

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or by first-class, certified mail, return receipt requested, postage pre-paid. If sent personally, notice shall be deemed delivered upon receipt. If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

SECTION 11.02 Amendment; Waiver

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of all of the parties hereto.

SECTION 11.03 Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, legal and personal representatives, successors and assigns; provided, that no party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION I 1.04 Governing Law

This Agreement shall be construed in accordance with and governed by the law of the State of California without regard to principles of conflict of laws.

SECTION 11.05

[reserved]

SECTION 11.06 Consent to Jurisdiction

(a)                                                           Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the County of Los Angeles, State of California or any federal court sitting in the County of Los Angeles, State of California for purposes of any suit, action, or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to

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commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of California and on the parties designated in Section 11.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

(b)                                                                    Except for matters where either party seeks provisional/injunctive relief, neither party will seek a judicial resolution of a dispute between them without first requesting in writing a meeting with the other party, and shall provide a minimum of one week notice for the meeting to take place.

SECTION 11.07 Counterparts; Effectiveness

(a)                                                                     This Agreement may be signed and transmitted by facsimile machine or by electronic mail. The signature of any person on a facsimile/electronically transmitted copy hereof shall be considered an original signature, and a facsimile/electronically transmitted copy hereof shall have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile/electronic copy of this Agreement shall be re- executed in original form. No party hereto may raise the use of a facsimile machine or computer, or the fact that any signature was transmitted through the use of a facsimile machine or electronically as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this paragraph.

(b)                                                                     The exchange of copies of this Agreement and of signature pages by facsimile transm1ss10n (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(c)                                                                      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11.08 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership

Except as expressly provided herein, this Agreement (including the Exhibits, documents, and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder. The parties hereby acknowledge that TPTG shall not be deemed to have acquired the Purchased Interests until Closing of the transactions described herein.

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SECTION 11.09 Headings

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 11.10 No Strict Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 11.11 Severability

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 11.12 Attorneys Fees

In the event it becomes necessary for any party to employ legal counsel or to bring an action at law, in equity or other proceedings to enforce any of the terms of this Agreement, the prevailing party in any such action or proceeding shall be awarded its costs and reasonable attorneys' fees from the non-prevailing party.

SECTION 11.13 Confidentiality

Each party to this Agreement will hold, and will cause its respective directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless, based on the advice of outside counsel, disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior w1itten notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, "Confidential Information") concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain without disclosure by such party in breach of this Agreement, or

(c) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank regulatory authorities.

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Seller and Purchaser agree that any breach of the prohibition against the disclosure of Confidential Information will cause irreparable injury and that any remedy at law for the breach will be inadequate. Therefore, the parties agree that in the event of any breach of this provision, the other party shall be entitled to obtain preliminary and permanent injunctive relief without having to prove that actual damages resulted from the breach. This injunctive relief is in addition to all other legal and equitable remedies to which such party may be entitled.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Acquisition and Purchase Agreement to be duly executed as of the day and year first above written.

TPT GLOBAL TECH, INC.

A FLORIDA CORPORATION

By: /s/ Stephen J. Thomas III

Name: Stephen J. Thomas III

Title: President and CEO

Hollywood Riviera Studios LLC

A California Limited Liability Company

By: /s/ Rolando Nichols

Name: Rolando Nichols

Title: Managing Member

HRS Mobile LLC

A California Limited Liability Company

By: /s/ Rolando Nichols

Name: Rolando Nichols

Title: Manager of Managing Member

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SCHEDULE OF EXHIBITS & SCHEDULES

Exhibit	Document

A	HRS and HRS Mobile Members

1.02 (a)	Persons Receiving Common Shares
1.02 (b)	Allocation of Cash Consideration to be Paid by TPTG
8.03 (k)	Terms of Nichols Employment Agreement

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Exhibit A

HRS and HRS Mobile Members

Hollywood Riviera Studios LLC

Rolando Nichols - 63.50%

Investors - 36.50%

100%

There is no other capital ownership of Hollywood Riviera Studios

HRS Mobile LLC

Hollywood Riviera Studios LLC - 42.0%

L2 Companies Inc. - 39.0%

Don Carruth as Trustee of

The Don Russell Carruth Trust - 19.0%

100.0%

There is no other capital ownership of HRS Mobile LLC

31

Exhibit 1.02(a)

Persons Receiving Common Stock of TPTG

Members	Total Stock	Mailing Address
Rolando Nichols	1,729,224	21609 Marjorie Ave., Torrance, CA 90503
Ofelia de la Torre	197,480	4716 W. 149th St. Lawndale, CA 90260
Maria Dolores Nichols	151,907	4326 Flagship Ct. Las Vegas, NV 89121
Ramses Acosta	151,907	Ave Othon Alamada 242, COL Balderrama, Hermosillo, Sonora MX
Miguel Medina	151,907	2403 Marshalfield LN, Redondo Beach, CA 90278
Kar lo and Fayad Palos	151,907	7019 3/4 W. Manchester Ave. Apt A, Los Angeles, CA 90045
Louie Saenz	75,954	8937 Fleetwing Ave. Los Angeles, CA 90045
Erik Verduzco	75,954	P.O. Box 16376, Long Beach, CA 90806
Gabriela Barbarena	75,954	6001 Friends Ave. Whittier, CA 90601
Paul Julien	75,954	15243 N. 11th. Street. Phoenix Az. 85022
Jaime Hernandez	100,000	565 E. Arrow Hwy. Pomona Ca. 91767
Sue Berry	50,000	2633 Lincoln Blvd. #430 Santa Monica Ca. 90405
Chad Eumura	50,000	15515 Manhattan Place. Gardena Ca. 90249
Don Russell Carruth Trust	77,968	11362 Kelly Lane, Los Alamitos, CA 90720
L2 Companies	148,884	2780 Skypark Drive, Suite 410, Torrance, 90505
Total:	3,265,000
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Exhibit 1.02(b)

Allocation of Cash Consideration

Hollywood Riviera Studios LLC

SBA Loan

Cash Consideration to Members

Other Debt

Studio Total $1,965,000

HRS Mobile LLC

SBA Loan

Cash Consideration to Members

Cargo Truck

Other Debt

HRS Mobile Total $1,360 ,000

GRAND TOTAL $3,250,000**

(THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS)

** Final allocation to be made by Sellers based on loan balances etc. at Closing.

33

Exhibit 8.03(k)

Terms of Nichols Employment Agreement

Nichols Employment -- 2 year guaranteed employment contract as Manager (or equivalent title) of HRS and HRS Mobile with a base salary of $200,000 for year 1 and $220,000 for year 2, plus bonuses based on performance. Standard benefits apply, including retirement, insurance, paid vacation, and severance. Travel and other expenses will be reimbursed. Nichols will operate HRS and HRS Mobile as a separate division of TPTG, and will have primary authority and responsibility for the operational budget and employment matters including retention of key individuals after the Closing, subject to the reasonable approval of the CEO and Board of TPTG.